Exhibit 99.1

PROXY CARD

Proxy Card for CC Neuberger Principal Holdings I
Extraordinary General Meeting CC Neuberger Principal Holdings I
601 Lexington Avenue
New York, New York 10022

EXTRAORDINARY GENERAL MEETING
OF SHAREHOLDERS OF CC NEUBERGER PRINCIPAL HOLDINGS I

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON [●], 2020.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [●], 2020, in connection with the Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”) to be held at 9:00 a.m. Eastern Time on [●], 2020, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022, and hereby appoints Chinh E. Chu, Matthew Skurbe and Douglas Newton, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of CC Neuberger Principal Holdings I (“CCNB1” and after the Domestication, as defined below, the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 7.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5A, 5B, 5C, 5D, 5E, 5F, 5G, 6 and 7.

Proposal No. 1 — The Domestication Proposal — to consider and vote upon a proposal by special resolution to change the corporate structure and domicile of CCNB1 by way of continuation from an exempted company incorporated under the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware (the “Domestication”). The Domestication will be effected simultaneously with the Business Combination (as defined below) by CCNB1 filing a Certificate of Corporate Domestication and a Certificate of Incorporation with the Delaware Secretary of State and filing an application to de-register with the Registrar of Companies of the Cayman Islands. Upon the effectiveness of the Domestication, CCNB1 will become a Delaware corporation and will change its corporate name to “E2open Parent Holdings, Inc.” and all outstanding securities of CCNB1 will convert to outstanding securities of the Company, as described in more detail in the accompanying proxy statement/prospectus. The forms of the proposed Delaware Certificate of Incorporation (as defined below) and proposed Bylaws (as defined below) of the Company to become effective upon the Domestication, are attached to the accompanying proxy statement/ prospectus as Annex E and Annex F, respectively;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — The Business Combination Proposal — to consider and vote upon a proposal by ordinary resolution to approve the Business Combination Agreement, dated as of October 14, 2020 (as amended or supplemented from time to time, the “Business Combination Agreement”), by and among CCNB1, Sonar Merger Sub I, LLC, a Delaware limited liability company (“Blocker Merger Sub 1”), Sonar Merger Sub II, LLC, a Delaware limited liability company (“Blocker Merger Sub 2”), Sonar Merger Sub III, LLC, a Delaware limited liability company (“Blocker Merger Sub 3”), Sonar Merger Sub IV, LLC, a Delaware limited liability company (“Blocker Merger Sub 4”), Sonar Merger Sub V, LLC, a Delaware limited liability company (“Blocker Merger Sub 5”), Sonar Merger Sub VI, LLC, a Delaware limited liability company (together with Blocker Merger Sub 1, Blocker Merger Sub 2, Blocker Merger Sub 3, Blocker Merger Sub 4 and Blocker Merger Sub 5, the “Blocker Merger Subs”), Insight (Cayman) IX Eagle Blocker, LLC, a Delaware limited liability company (“Insight Cayman Blocker”), Insight (Delaware) IX Eagle Blocker, LLC, a Delaware limited liability company (“Insight Delaware Blocker”), Insight GBCF (Cayman) Eagle Blocker, LLC, a Delaware limited liability company (“Insight GBCF Cayman Blocker”), Insight GBCF (Delaware) Eagle Blocker, LLC, a Delaware limited liability company (“Insight GBCF Delaware Blocker”), Elliott Eagle JV LLC, a Delaware limited liability company (“Elliott Eagle Blocker”), Elliott Associates, L.P., a Cayman Islands limited partnership (“EALP”), Elliott International, L.P., a Delaware limited partnership (“EILP”), PDI III E2open Blocker Corp., a Delaware corporation (“PDI Blocker,” and together with Insight Cayman Blocker, Insight Delaware Blocker, Insight GBCF Cayman Blocker, Insight GBCF Delaware Blocker, and Elliott Eagle Blocker, the “Blockers”), Sonar Company Merger Sub, LLC, a Delaware limited liability company, and Insight Venture Management, LLC, a Delaware limited liability company, solely in its capacity as Representative of the Blocker Owners and the Company Equityholders (each, as defined therein), and the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”). Pursuant to the Business Combination Agreement, CCNB1 will acquire the majority of the company interests of E2open Holdings and simultaneously with such acquisition will change its name to “E2open Parent Holdings, Inc.,” with E2open Parent Holdings, Inc. continuing as the holding company of E2open subsequent to the Business Combination, as described in more detail in the accompanying proxy statement/prospectus. CCNB1 refers to this proposal as the “Business Combination Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — The Equity Incentive Plan Proposal — to consider and vote upon the approval by ordinary resolution of the Equity Incentive Plan. CCNB1 refers to this as the “Equity Incentive Plan Proposal.” A copy of the Equity Incentive Plan is attached to an amendment to the accompanying proxy statement/prospectus;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — The Charter Proposal — to consider and vote upon the approval by special resolution of the amendment and restatement of the Existing Organizational Documents (as defined herein) in their entirety by the proposed new certificate of incorporation (the “Certificate of Incorporation”) of the Company (a corporation incorporated in the State of Delaware, assuming the Domestication Proposal is approved and adopted, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”)), including authorization of the change in authorized share capital as indicated therein and the change of name of CCNB1 to “E2open Parent Holdings, Inc.” in connection with the Business Combination. We refer to this as the “Charter Proposal.” A copy of the Certificate of Incorporation is attached to the accompanying proxy statement/prospectus as Annex E.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — Organizational Documents Proposals — to consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Certificate of Incorporation (collectively, the “Organizational Documents Proposals”), to approve by ordinary resolution the following material differences between the current amended and restated memorandum and articles of association of CCNB1 (the “Existing Organizational Documents”) and the Certificate of Incorporation and the proposed new bylaws (the “Bylaws” and, together with the Certificate of Incorporation, the “Proposed Organizational Documents”) of CCNB1:

(A) Organizational Documents Proposal 5A — as an ordinary resolution, to authorize the change in the authorized capital stock of CCNB1 from (i) 500,000,000 Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), 50,000,000 Class B ordinary shares, par value $0.001 per share (the “Class B ordinary shares”), and 1,000,000 preference shares, par value $0.0001 per share, to (ii) [●] shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A common stock”), [●] shares of Series B-1 common stock, par value $0.0001 per share, of the Company (the “Series B-1 common stock”), [●] shares of Series B-2 common stock, par value $0.0001 per share, of the Company (the “Series B-2 common stock”), [●] shares of Class V common stock, par value $0.0001 per share, of the Company (the “Class V common stock”) and 1,000,000 shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please mark vote as indicated in this example	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5A, 5B, 5C, 5D, 5E, 5F, 5G, 6 and 7.

(B) Organizational Documents Proposal 5B — as an ordinary resolution, to authorize the board of the directors of the Company subsequent to the completion of the Business Combination (the “Company Board”) to make future issuances of any or all shares of Preferred Stock in one or more classes or series, with such terms and conditions as may be expressly determined by the Company Board and as may be permitted by the DGCL;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(C) Organizational Documents Proposal 5C — as an ordinary resolution, to provide that certain provisions of the Certificate of Incorporation are subject to certain provisions of the Investor Rights Agreement (as defined in the accompanying proxy statement/prospectus);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(D) Organizational Documents Proposal 5D — as an ordinary resolution, to authorize the removal of the ability of the Company’s stockholders to take action by written consent in lieu of a meeting unless such action is recommended or approved by all directors then in office;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(E) Organizational Documents Proposal 5E — as an ordinary resolution, to authorize the classification of the Company Board into three classes of directors with staggered three-year terms of office and make certain related changes;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(F) Organizational Documents Proposal 5F — as an ordinary resolution, to authorize the adoption of Delaware as the exclusive forum for certain stockholder litigation;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(G) Organizational Documents Proposal 5G — as an ordinary resolution, to authorize all other changes in connection with the replacement of Existing Organizational Documents with the Certificate of Incorporation and Bylaws to be adopted as part of the Domestication (copies of which are attached to the accompanying proxy statement/prospectus as Annex E and Annex F, respectively), including (1) changing the post-Business Combination corporate name from “CC Neuberger Principal Holdings I” to “E2open Parent Holdings, Inc.,” which is expected to occur after the Domestication in connection with the Business Combination, (2) making the Company’s corporate existence perpetual, (3) electing to not be governed by Section 203 of the DGCL but providing other restrictions regarding takeovers by interested stockholders, and (4) removing certain provisions related to CCNB1’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the board of directors of CCNB1 believes are necessary to adequately address the needs of the Company after the Business Combination;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — The NYSE Proposal — to consider and vote upon a proposal by ordinary resolution to approve, for the purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of shares of Class A common stock, and securities convertible into or exchangeable for Class A common stock, in connection with the Business Combination, the PIPE Investment, the Backstop Agreement, and any Permitted Equity Financing and shares of Class A common stock underlying Restricted Sponsor Shares (the “NYSE Proposal”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7 — The Adjournment Proposal — to consider and vote upon a proposal by ordinary resolution to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (this proposal is referred to herein as the “Adjournment Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2020

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1, 2, 3, 4, 5A, 5B, 5C, 5D, 5E, 5F, 5G, 6 and 7 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.